AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2009

Registration Statement No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOLT TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	06-0773922
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Four Duke Place
Norwalk, Connecticut 06854
(203) 853-0700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raymond M. Soto
Chief Executive Officer
Bolt Technology Corporation
Four Duke Place
Norwalk, Connecticut 06854
(203) 853-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Barbara A. Young, Esq.
Levett Rockwood P.C.
33 Riverside Avenue
Westport, Connecticut 06880
(203) 222-0885

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (1)
Debt Securities	(2)	(3)	(3)
Common Stock	(2)	(3)	(3)
Preferred Stock	(2)	(3)	(3)
Warrants	(2)	(3)	(3)
Units	(2)	(3)	(3)
Total			$50,000,000	$2,790
(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.
(2)
There are being registered hereunder such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $50,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $50,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Units will be issued under unit agreements and will represent an interest in two or more other securities, which may or may not be separable from one another. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2009
PROSPECTUS
BOLT TECHNOLOGY CORPORATION

$50,000,000

Debt Securities
Common Stock
Preferred Stock
Warrants
Units

We may offer and sell from time to time in one or more offerings our debt securities, common stock, preferred stock and warrants, and units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination, up to a total public offering price of $50,000,000.  This prospectus provides you with a general description of these securities and the general manner in which we will offer these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus before you make your investment decision.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “BOLT”. On September 25, 2009, the last reported sale price for the common stock was $12.35 per share.

             Investing in our securities involves risks. Before purchasing the securities, see the information under “Risk Factors” on page 5 of this prospectus and contained in the prospectus supplement provided in connection with the offer and sale of any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                                                  , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue and sell to the public any combination of the securities described in the registration statement in one or more offerings.  This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. A prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.  You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Whenever a reference is made in this prospectus to one of our contracts or other documents, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website as indicated below under the heading “Where You Can Find More Information.”

In this prospectus, references to “we,” “us,” and “our” refer to Bolt Technology Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our internet website is www.bolt-technology.com and through the Investors portion of our website, you may access our filings, free of charge, as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information contained in our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be a part of this prospectus. The reports and other documents we file after the date of this prospectus will automatically update, supplement and supersede the information in this prospectus. We incorporate by reference the documents listed below and any additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering is completed, including those filings made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than any portion of such filings that are “furnished” under applicable SEC rules rather than “filed” or any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K).  The documents incorporated by reference are:

●	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009;

●	Our Current Report on Form 8-K filed with the SEC on August 31, 2009; and

●
The description of our common stock contained in Item 1 of our registration statement on Form 8-A filed on January 14, 2008, including any amendment or report filed for the purpose of updating such description.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated into this prospectus by reference (except exhibits, unless they are specifically incorporated into this prospectus by reference) but not delivered with this prospectus. You should direct any requests for copies to our Vice President – Administration and Compliance and Secretary at (203) 853-0700 or by writing us at:

Bolt Technology Corporation
Investor Relations
Four Duke Place
Norwalk, Connecticut 06854

FORWARD-LOOKING STATEMENTS

Forward looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These include statements about anticipated financial performance, future revenues or earnings, business prospects, new products, anticipated energy industry activity, anticipated market performance, planned production and shipping of products, expected cash needs and similar matters.  You are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation:

●           the risk of technological change relating to our products and the risk of our inability to develop new competitive products in a timely manner;

●           the risk of changes in demand for our products due to fluctuations in energy industry activity;

●           our reliance on certain significant customers;

●           risks associated with a significant amount of foreign sales;

●           the risk of fluctuations in future operating results;

●           risks associated with global economic conditions; and

●           other risks detailed in our filings with the Securities and Exchange Commission.

You should consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

We believe that forward-looking statements made by us are based on reasonable expectations.  However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements.  The words “estimate,” “project,” “anticipate,” “expect,” “predict,” “believe,” “may,” “could,” “should,” and similar expressions are intended to identify forward-looking statements.

The forward-looking statements speak only as of the date on which they are made.  Except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ABOUT BOLT TECHNOLOGY CORPORATION AND ITS SUBSIDIARIES

We manufacture and sell marine seismic data acquisition equipment.  We are comprised of three operating units: Bolt Technology Corporation, which we refer to as Bolt, A-G Geophysical Products, Inc., which we refer to as A-G, and Real Time Systems Inc., which we refer to as RTS. Bolt develops, manufactures and sells marine seismic energy sources (air guns) and replacement parts and is referred to as the “seismic energy sources” segment. A-G develops, manufactures and sells underwater cables, connectors, hydrophones, depth and pressure transducers and seismic source monitoring systems and is referred to as the “underwater cables and connectors” segment. RTS develops, manufactures and sells air gun controllers/synchronizers, data loggers and auxiliary equipment and is referred to as the “seismic energy source controllers” segment.

We provide critical products to the marine seismic exploration industry. Marine seismic exploration typically involves sophisticated ocean-going vessels deployed by large, multi-national firms to acquire data about the geological formations under the ocean bed. The industry standard to acquire such data is to use an energy source to create acoustic waves that penetrate the ocean bed, capture the waves as they reflect back to the ocean surface, transmit data to the seismic vessel and then, using complex computer models, create a visualization of the structures under the ocean bed. The visualization is interpreted by geoscientists to identify subsurface formations conducive to the retention of hydrocarbons.

Our products provide critical components for the acquisition of marine seismic data: the seismic energy source (air guns), the connection between the energy source and the vessel (underwater cables and connectors, including hydrophones, depth and pressure transducers and seismic source monitoring systems, or SSMS), and the controller that controls and synchronizes the performance of the energy source (air gun controllers/synchronizers, including data loggers and auxiliary equipment).  Sales of our products are generally related to the level of worldwide oil and gas exploration and development activity, which is dependent, primarily, on oil and gas prices.

Seismic Energy Sources

Seismic energy sources used in seismic exploration, such as our air guns, create acoustic waves at frequencies that readily travel to great depths in the ocean bed. As acoustic waves travel through the ocean bed, portions are reflected by variations in the underlying rock layers and the reflected energy is received as signals by devices known as hydrophones. A shipboard unit containing electronic recording equipment converts the signals to digital form. By using computer programs with complex calculations to manipulate the processed seismic data, geoscientists can model and visualize the subsurface through the creation and analysis of spatial representations. The analysis of seismic and other geological data is an important factor in decisions to drill exploratory and development wells. Because of the significant expense associated with drilling oil and gas wells, decisions on whether or where to drill are critical to the overall process.

We primarily sell two types of air guns which create acoustic waves that penetrate the ocean bed: “long-life” marine air guns and Annular Port Air Guns, or APG gun. The long-life marine air gun is designed to maximize the period between routine air gun maintenance and to provide characteristics that are advantageous to geoscientists in designing surveys. The APG gun is designed to maximize operating efficiency and acoustic output through a configuration that permits the implementation of simplified multi-gun arrays. These arrays produce less towing drag and provide ease of deployment and shielding of fragile hoses and cables from the high pressure air blasts released by the air gun. In addition to these types of air guns, we manufacture and sell guns for specific applications such as for use in existing wells.

A seismic exploration vessel may tow as many as 96 air guns to generate the desired level of acoustic waves for a particular seismic survey. The marine air guns are fired simultaneously as frequently as every six seconds along a pre-determined survey line. The precise shot to shot repeatability of our marine air guns as well as their reliability of operation increases the efficiency of our customers by minimizing costly down time.

The repetitive use of the air guns generates after-market revenue from the sale of air gun replacement parts. Sales of replacement parts are a significant source of our revenue.

Underwater Cables and Connectors

Our marine cables and connectors provide the link from the air gun to the seismic vessel. They are injection molded of thermoplastic polyurethane designed for use with marine air gun firing lines, bulkhead connectors and other underwater connectors required in seismic vessel operations. We also develop, manufacture and sell hydrophones, depth and pressure transducers and SSMS for use with marine air guns in a high shock environment. The purpose of the hydrophone and pressure transducer is for “near field” measurements of the outgoing energy waveforms from marine air guns and pressure monitoring. Our hydrophones and depth and pressure transducers relay critical data from the field near the air gun to the seismic vessel. SSMS is utilized to measure air gun depth, air pressure, and “near field” energy output for each gun array and to provide high pressure air flow control.

Our cables and connectors, hydrophones and transducers are used with air guns manufactured by us as well as air guns manufactured and sold by others.

Seismic Energy Source Controllers

Our controllers and synchronizers for seismic energy sources (air guns), including data loggers and auxiliary equipment, are designed to control and synchronize up to 96 air guns in a single seismic exploration vessel as well as to provide other critical data. Our seismic energy source controllers and synchronizers are used with air guns manufactured by us as well as air guns manufactured and sold by others.

Bolt was incorporated in Connecticut in 1962.  Our executive offices are located at Four Duke Place, Norwalk, Connecticut 06854, and our telephone number is (203) 853-0700.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risk factors contained in a prospectus supplement as well as those set forth in our most recently filed periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which are on file with the SEC and are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or included in any applicable prospectus supplement. Additional risks and uncertainties not known to us or that we consider immaterial may also impair our business, operating results and financial condition and could result in a material decrease in the value of our securities, including a complete loss of your investment.

USE OF PROCEEDS

Except as we may indicate otherwise in a prospectus supplement accompanying this prospectus, we intend to use the proceeds of the securities for acquisitions, capital expenditures, repayment of indebtedness we may incur in the future, working capital and other general corporate purposes. Before we use the proceeds for these purposes, we may invest them in short-term investments. If we decide to use the proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. For purposes of this calculation, “earnings” consists of income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, less interest capitalized. “Fixed charges” consists of the sum of interest expense, interest capitalized and the component of rental expense deemed to represent interest.

	For the Fiscal Year Ended June 30,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	N/A(1)	N/A(1)	N/A(1)	N/A(1)	N/A(1)

(1)  During the fiscal years covered by this table, we did not have any material fixed charges. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we did not have any preferred stock authorized or outstanding during the periods presented above.

DESCRIPTION OF DEBT SECURITIES

If we issue any debt securities offered by this prospectus and any accompanying prospectus supplement, we will issue them under an indenture to be entered into by Bolt and a trustee to be identified in the applicable prospectus supplement, as trustee. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the proposed form of indenture as an exhibit to the registration statement. Each indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Bolt and will rank equally with all of our other unsecured indebtedness, if any.

The following statements relating to the debt securities and the indenture are summaries only.  These summaries are subject in their entirety to the detailed provisions of the indenture. For complete information, we urge you to read the actual documents.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. To review the terms of a series of debt securities, you must refer to both the prospectus supplement for the particular series and to the description of debt securities in this prospectus.

The prospectus supplement will set forth the following terms of the debt securities in respect of which this prospectus is delivered:

(1)	the title;

(2)	the aggregate principal amount and whether there is any limit on the aggregate principal amount that we may subsequently issue;

(3)	the issue price or prices (expressed as a percentage of the principal amount thereof);

(4)	the date or dates on which principal is payable;

(5)	the interest rate or rates (which may be fixed or variable), or, if applicable, the method used to determine such rate or rates;

(6)	the date or dates from which the interest, if any, will accrue and the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable;

(7)	the place or places where principal (and premium, if any) and interest, if any, is payable or the method of such payment, if by wire transfer, mail or other means;

(8)	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

(9)
our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt security and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(10)
the dates, if any, on which and the price or prices at which we will repurchase the debt security at the option of the holders of such debt security and other terms and provisions of such repurchase obligations;

(11)	the denominations in which the debt securities may be issuable, if other than denominations of $1,000 or any integral multiple thereof;

(12)	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

(13)	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date in the case of debt securities issued at a discount from their face amount;

(14)	the currency of denomination;

(15)	the designation of the currency, currencies or currency units in which payment of principal (and premium, if any) and interest, if any, will be made;

(16)
if payments of principal (and premium, if any) and interest, if any, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to these payments will be determined;

(17)
if amounts of principal (and premium, if any) and interest, if any, may be determined (a) by reference to an index based on a currency or currencies other than the currency of denomination or designation or (b) by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which these amounts will be determined;

(18)	the provisions, if any, relating to any security provided for the debt securities;

(19)	any addition to or change in the covenants in the indenture;

(20)	any addition to or change in the events of default and/or the acceleration provisions described in the indenture;

(21)	the terms and conditions for conversion into or exchange for shares of common stock or preferred stock;

(22)	any other terms, which may modify or delete any provision of the indenture insofar as it applies to that series;

(23)	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

(24)
the terms and conditions, if any, upon which the debt securities and any guarantees thereof shall be subordinated in right of payment to our other indebtedness, if any, or other indebtedness of any guarantor;

(25)	any provisions relating to covenant defeasance and legal defeasance; and

(26)	the form and terms of any guarantee of the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of the debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount securities or debt securities in bearer form, we will describe United States federal income tax considerations and other special considerations that apply to the debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do so, we will describe the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

If we issue debt securities that may be exchanged for or converted into shares of common stock or preferred stock, we will describe the terms of exchange or conversion in the prospectus supplement relating to those debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

(1)	“book-entry securities,” which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

(2)	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities that have been offered by this prospectus, you may transfer or exchange them at the trustee’s office or at the paying agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of (and premium, if any) and interest, if any, on your certificated debt securities only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book Entry System

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not provide for a put or increased interest or otherwise that would give holders of debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer this type of provision with respect to any debt securities in the future, we will describe it in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of additional indebtedness.

Consolidation, Merger and Sale of Assets

We will agree in the indenture not to consolidate with or merge into any other person or convey, transfer, sell or lease all or substantially all of our properties and assets to any person, unless:

(1)	either (A) in the case of a merger or consolidation, we are the surving person, or (B) the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and such person has expressly assumed all of our obligations, including the payment of the principal of (and premium, if any) and interest, if any, on the debt securities and the performance of the other covenants under the indenture; and

(2)	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

(1)	we fail to pay any principal or premium, if any, when it becomes due;

(2)	we fail to pay any interest within 30 days after it becomes due;

(3)	we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

(4)	certain events occur involving bankruptcy, insolvency or reorganization.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of the principal of (and premium, if any) and interest, if any, on the debt securities of that series, if the trustee considers it to be in the interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities.

If this happens, the entire principal amount of all the outstanding debt securities of that series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after an acceleration, but before a judgment or decree based on the acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration if (1) all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived, (2) all overdue interest and overdue principal has been paid and (3) the rescission would not conflict with any judgment or decree.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

Subject to certain limitations specified in the indenture, the holders of a majority in principal amount of the outstanding debt securities of a series shall have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series.

No holder of any debt security of a series will have any right to institute any proceeding or pursue any remedy with respect to the indenture or the debt securities of that series, unless:

(1)	the holder gives to the trustee written notice of a continuing event of default;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request and offer reasonable indemnity to the trustee to pursue the remedy;

(3)	the trustee fails to comply with the request within 60 days of the receipt of the request and the offer of indemnity; and

(4)
the holders of a majority in aggregate principal amount of the outstanding debt securities of that series have not given the trustee a direction inconsistent with such written request during the 60-day period.

However, these limitations do not apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

(1)	to provide that the surviving entity following a change of control permitted under the indenture shall assume all of our obligations under the indenture and debt securities;

(2)	to provide for uncertificated debt securities in addition to certificated debt securities;

(3)	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

(4)	to cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any holder;

(5)	to issue and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

(6)	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities of any series, amend or supplement the indenture or the debt securities of such series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities of such series.  However, without the consent of each holder affected by the action, we may not modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities to:

(1)	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or the debt security;

(2)	reduce the rate of or change the time for payment of interest on any debt security;

(3)	reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)	make any debt security payable in money other than that stated in the debt security;

(5)
change the amount or time of any payment required by the debt security or reduce the premium payable upon any redemption of the debt security, or change the time before which no such redemption may be made;

(6)	waive a default or event of default in the payment of the principal of (and premium, if any) and interest, if any, on any debt security, except as specified in the indenture;

(7)	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt security;

(8)
make any changes in the sections of the indenture relating to waiver of past defaults, the rights of holders to receive payment of the principal of (and premium, if any) and interest, if any, on any debt security, or amendments of or supplements to the indenture or any debt security that require the consent of the holders, except as specified in the indenture; or

(9)	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by that action.

Defeasance and Discharge of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

(1)	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(a)	to register the transfer or exchange of the debt securities;

(b)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(c)	to compensate and indemnify the trustee; or

(d)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

(2)
to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable prospectus supplement (which release is referred to as “covenant defeasance”).

        In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for this purpose:

(1)	money;

(2)
U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

(3)
a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which, in each case specified in clauses (1) through (3) above, provides a sufficient amount to pay the principal of (and premium, if any) and interest, if any, on the debt securities of a series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

(1)
in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

(2)
in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that, and the opinion shall confirm that, the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes solely as a result of the legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if a legal defeasance had not occurred;

(3)
in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if a covenant defeasance had not occurred; and

(4)	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of that series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities which are direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued the currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer.

Regarding the Trustee

            We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

            Generally, the holders of a majority in principal amount of the debt securities then outstanding of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, no par value per share. As of September 25, 2009, there were 8,688,093 shares of common stock outstanding.

The following summary is not complete and is qualified by reference to the applicable provisions of Connecticut law and our certificate of incorporation and bylaws. This is not a complete description of the important terms of Connecticut law, our certificate of incorporation or bylaws. If you would like more information on the provisions of our certificate of incorporation or bylaws, you may review our certificate of incorporation and our bylaws, each of which is incorporated by reference as an exhibit to the registration statement we have filed with the SEC. See “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to one vote for each share they own on all matters voted on by our shareholders. At any meeting of the shareholders at which a quorum is present, action on a matter, other than an election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or our certificate of incorporation.  A plurality of the votes cast by the shareholders entitled to vote for the election of directors is required to elect the members of our board of directors.  The common stock does not have cumulative voting rights. The holders of common stock are entitled to such dividends as may be declared by our board of directors out of funds that we may legally use to pay dividends.  Upon liquidation, the holders of common stock will be entitled to receive their pro rata portion of our assets available for distribution to the holders of common stock. All of the shares of common stock offered by us, when issued and paid for, will be fully paid and not subject to further call or assessment by us. Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services LLC.

Preferred Stock

We are not currently authorized to issue any shares of preferred stock.  Prior to the issuance of any shares of preferred stock, we would be required to obtain shareholder approval to amend our certificate of incorporation to authorize the issuance of shares of preferred stock and to either fix, or grant our board of directors the authority to issue preferred stock in one or more series and to fix, certain of the rights, preferences, privileges and restrictions applicable to such series, including the annual dividend rate, the time of payment for dividends, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends will begin to accrue, redemption terms (including sinking fund provisions), redemption price or prices, liquidation preferences, the extent of the voting powers, if any, and conversion rights. The prospectus supplement will describe the specific terms of any preferred stock we offer.  All of the shares of preferred stock offered by us, when issued and paid for, will be fully paid and not subject to further call or assessment by us.

Certain Provisions of Connecticut Law, Our Certificate of Incorporation and Bylaws

General.

Connecticut law, our certificate of incorporation and our bylaws contain provisions that could have the effect of discouraging unsolicited acquisition proposals.  The following summary of such provisions of the Connecticut Business Corporation Act, as amended, or the CBCA, and our certificate of incorporation and bylaws is not complete. You should read the CBCA and our certificate of incorporation and bylaws for more complete information.

Approval of 95% of Shareholders Required for Certain Transactions.

Our certificate of incorporation includes provisions requiring that, in certain circumstances, the holders of at least ninety-five percent (95%) of all shares of our stock, unconditionally entitled to vote in elections of directors, approve the adoption or authorization of certain business combinations with a “30% Entity.”  A “30% Entity” is an entity that (i) is the beneficial owner, directly or indirectly, of more than thirty per cent (30%) of the outstanding shares of our stock unconditionally entitled to vote in elections of directors, or (ii) is an affiliate of ours, as defined in the certificate of incorporation, and was at any time the beneficial owner, directly or indirectly, of more than thirty per cent (30%) of the outstanding shares of our stock unconditionally entitled to vote in elections of directors.  The business combinations covered by these provisions include any merger or consolidation of Bolt with or into a “30% Entity,” the sale or lease of all or any substantial part of Bolt’s assets to a “30% Entity,” or any sale or lease to Bolt or any of its subsidiaries of the assets of a “30% Entity” in exchange for our securities, if such assets have an aggregate fair market value equal to or in excess of $5 million. Any amendment to the certificate of incorporation to change or repeal any of these provisions relating to the approval of business combinations must be approved by the holders of ninety-five percent (95%) of all shares of our stock unconditionally entitled to vote in elections of directors, unless such change or repeal is unanimously recommended to the shareholders by our board of directors, subject to certain exceptions.

Connecticut Anti-Takeover Law.

In addition to the provisions of our certificate of incorporation relating to the approval of certain business combinations, we are subject to the provisions of Section 33-844 of the CBCA, which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction on which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person became an interested shareholder is approved by the corporation’s board of directors, and by a majority of its non-employee directors, before the date on which such person became an interested shareholder. We are also subject to Sections 33-841 and 33-842 of the CBCA. Subject to certain exceptions, these provisions generally require business combinations of a Connecticut corporation with, or otherwise involving, an interested shareholder, or an affiliate or associate of an interested shareholder, to be approved by the corporation’s board of directors and then by the affirmative vote of at least (1) the holders of 80% of the voting power of the outstanding shares of the corporation’s voting stock and (2) the holders of two-thirds of the voting power of the outstanding shares of the corporation’s voting stock, excluding the voting stock held by the interested shareholder who is, or whose affiliate or associate is, a party to the business combination or held by an affiliate or associate of the interested shareholder. A “business combination” generally includes, among other transactions involving the corporation or any subsidiary with (or providing specified financial benefits to) an interested shareholder or an affiliate or associate of an interested shareholder, mergers and consolidations, asset sales and other asset dispositions, and some types of stock issuances. Subject to exceptions, an “interested shareholder” is a person that beneficially owns 10% or more of the corporation’s voting power, or is an affiliate of the corporation and beneficially owned 10% or more of the corporation’s voting power within a specified period before the date of the transaction.

Classified Board of Directors.

Our bylaws provide that we shall have at least three and not more than twelve directors, with the exact numbers of directors to be determined from time to time by a majority of our entire board of directors. We now have nine directors. The directors are divided into three classes, with each class consisting of three directors, serving staggered three-year terms. With a classified board of directors, at least two annual meetings of shareholders, instead of one, is generally required to effect a change in a majority of the board’s members. As a result, the classification of the board of directors may discourage proxy contests for the election of directors, unsolicited tender offers or purchases of a substantial block of the common stock because it could prevent an acquiror from obtaining control of the board of directors in a relatively short period of time.

Filling Vacancies on the Board.

           Our bylaws provide that vacancies on the board of directors may be filled by the shareholders or by a majority of the board of directors then in office, even if less than a quorum. Accordingly, the board of directors could temporarily prevent any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new directorships with its own nominees.

Special Meetings.

Our bylaws provide that special meetings of the shareholders can only be called by the Chairman of our board of directors, the president, our board of directors or the request of shareholders holding at least 35% of the issued capital stock entitled to vote at such meeting. This provision may have the effect of deterring hostile takeovers or delaying changes in our management.  Business conducted at any special meeting is limited to the purposes specified in the written notice of meeting.

Advance Notice Provisions for Shareholder Proposals.

Our bylaws establish an advance notice procedure with regard to business (including shareholder nominations of directors) to be brought before an annual or special meeting of shareholders. The business procedure provides that at an annual or special meeting only such business may be conducted as has been specified in the notice of meeting, brought before the meeting by or at the direction of the board of directors or, in the case of an annual meeting of shareholders, by a shareholder who has given timely written notice to our Secretary of such shareholder’s intention to bring such business before the meeting. If the Chairman of the Board determines that business was not brought before the meeting in accordance with the business procedure, he may declare that such defective proposal shall be disregarded and that such proposed business shall not be transacted at such meeting. The provisions of the bylaws described above may have the effect of precluding the consideration of shareholder proposals if the proper procedures are not followed, and may make it more difficult for a third party to acquire control of our board of directors.

Amendment, Repeal or Adoption of By-Law Provisions.

Our bylaws provide that they may be amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the stock entitled to vote thereon at any meeting of shareholders or by the affirmative vote of directors holding a majority of the directorships at any meeting of directors to the extent permitted by law unless (i) the certificate of incorporation reserves this power exclusively to the shareholders in whole or part or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal such bylaw.  Our certificate of incorporation does not reserve the power to amend or repeal the bylaws or adopt new bylaws exclusively to the shareholders and none of the provisions of our bylaws have been restricted as described in clause (ii).

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, common stock or preferred stock or any combination of the foregoing. Warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from the other securities. If warrants are issued, they will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. Such terms will include:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the currencies in which the price or prices of the warrants may be payable;
•	the designation, amount, and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;
•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants, including adjustments in the exercise price;
•	information with respect to book-entry procedures, if any;
•	a discussion of any material federal income tax considerations; and
•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the form of the relevant agreements, which we will file with the SEC and will be available as described in the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  If units are issued, they will be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date.

A prospectus supplement relating to any units being offered will include specific terms relating to the offering, including a description of any securities included in each unit.  Such terms will include:

●
the designation and terms of the units, and the terms of any of the debt securities, common stock, preferred stock and warrants comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or in global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant agreements, which we will file with the SEC and will be available as described in the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

We may sell the securities to or through one or more underwriters or dealers, and also may sell the securities directly to other purchasers or through agents. These firms may also act as our agents in the sale of the securities. Only underwriters named in the prospectus supplement will be considered as underwriters of the securities offered by the prospectus supplement.

We may distribute the securities at different times in one or more transactions. We may sell the securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of the securities may be considered underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriter or agent, and we will describe any compensation, in the prospectus supplement.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act of 1933.

We may authorize dealers or other persons who act as our agents to solicit offers by certain institutions to purchase the securities from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of securities, we will indicate that in the prospectus supplement.

In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the securities for their own account. In addition, underwriters may bid for, and purchase, securities in the open market to cover short positions or to stabilize the price of the securities. Finally, underwriters may reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.

Each series of securities (other than our common stock) offered will be a new issue of securities and will have no established trading market. The securities (other than our common stock) may or may not be listed on a national securities exchange. No assurance can be given as to the existence of trading markets for any securities offered (other than with respect to our common stock) or the liquidity of any securities offered.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon by Levett Rockwood P.C., Westport, Connecticut, our counsel.  Any underwriter will be advised about other issues related to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended June 30, 2009, have been so incorporated in reliance on the report of McGladrey & Pullen, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various costs and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$2,790
Printing and EDGAR filing fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous expenses	$	*

Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Under Sections 33-770 through 33-779 of the Connecticut General Statutes, we are required to provide indemnification to our officers and directors under certain conditions and subject to certain limitations.  Section 33-777 also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against or incurred by such person in such capacity, or arising out of such person’s status as an officer or director, whether or not the corporation would have the power to indemnify or advance expenses to such person against the same liability under the provisions of Sections 33-770 through 33-779 of the Connecticut General Statutes.

Paragraph 9 of our certificate of incorporation provides that our directors shall under no circumstances have any personal liability to us or our shareholders for monetary damages for breach of duty as a director for an amount in excess of the compensation received by the director for serving us during the year of the violation if the breach did not (i) involve a knowing and culpable violation of law by the director, (ii) enable the director or an associate to receive an improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of the director to us under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to us, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to us, (v) create liability under the applicable Connecticut corporate statute with respect to certain distributions to shareholders (clauses (i) through (v) above referred to collectively as “Excluded Breaches”), or (vi) create liability under the applicable Connecticut corporate statute with respect to certain loans to our insiders.

Article IX of our bylaws provides that to the extent and in the manner permitted by law, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including an action by or in the right of us) by reason of the fact that he is or was a director or officer of ours or (at our request) of any other corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

The Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan (the “Plan”) is administered by our board of directors or a committee comprised of two or more non-employee directors.  Under the terms of the Plan, no director will be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of options or awards of restricted stock under the Plan, except for (i) any breach of the director’s duty of loyalty to us or our shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would constitute Excluded Breaches, and (iv) any transaction from which the director derived an improper personal benefit.  Also under the terms of the Plan, each director is entitled to indemnity from us to the fullest extent provided by applicable law and our certificate of incorporation and/or bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of options or awards of restricted stock under the Plan, whether or not the director continues to be a member of the board or the committee appointed to administer the Plan at the time of the action, suit or proceeding.

We are party to an employment agreement with Raymond M. Soto, the Chairman of the Board, President and Chief Executive Officer, whereby we have agreed to provide to Mr. Soto, with respect to any capacity in which he serves, indemnification and expense advancement to the fullest extent to which we are permitted by law and to the fullest extent to which we are obligated otherwise to provide such to any of our directors or officers.

We maintain directors’ and officers’ liability insurance to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 16.		Exhibits.

1.1	–	Form of Underwriting Agreement*
3.1	–
Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Form 8-K Current Report, SEC File No. 001-12075, dated November 20, 2007 and filed with the Commission on November 21, 2007).

3.2	–
Bylaws of the Registrant, amended and restated effective as of January 23, 2008 (incorporated by reference to Exhibit 3.1 to Form 8-K Current Report, SEC File No. 001-12075, dated January 23, 2008 and filed with the Commission on January 25, 2008).

3.3	–	Form of Certificate of Amendment of the Restated Certificate of Incorporation of Bolt Technology Corporation, as amended*
4.1	–	Form of Indenture
4.2	–	Specimen Common Stock Certificate
4.3	–	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock*
4.4	–	Form of Note*
4.5	–	Form of Warrant*
4.6	–	Form of Warrant Agreement*
4.7	–	Form of Unit Agreement*
5.1	–	Opinion of Levett Rockwood P.C.
23.1	–	Consent of McGladrey & Pullen, LLP, an independent registered public accounting firm
23.2	–	Consent of Levett Rockwood P.C. (contained in Opinion of Levett Rockwood P.C. filed as Exhibit 5.1).
24.1	–	Powers of Attorney (set forth on the Signature Page to this Registration Statement).
25.1	–	Statement of Eligibility of Trustee under the Indenture on Form T-1. To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.*
__________________________

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17.    Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby further undertakes, if and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on September 28, 2009.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Raymond M. Soto and Joseph Espeso, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Raymond M. Soto	Chairman of the Board,	September 28, 2009
(Raymond M. Soto)	President, Chief Executive
Officer and Director
(Principal Executive Officer)

/s/ Joseph Espeso	Senior Vice President -	September 28, 2009
(Joseph Espeso)	Finance, Chief Financial
Officer and Director (Principal
Financial Officer and
Principal Accounting Officer)

/s/ Kevin M. Conlisk	Director	September 28, 2009
(Kevin M. Conlisk)

/s/ Michael H. Flynn	Director	September 28, 2009
(Michael H. Flynn)

/s/ Michael C. Hedger	Director	September 28, 2009
(Michael C. Hedger)

/s/ George R. Kabureck	Director	September 28, 2009
(George R. Kabureck)

/s/ Joseph Mayerick, Jr.	Director	September 28, 2009
(Joseph Mayerick, Jr.)

/s/ Stephen F. Ryan	Director	September 28, 2009
(Stephen F. Ryan)

/s/ Gerald A. Smith	Director	September 28, 2009
(Gerald A. Smith)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1	–	Form of Underwriting Agreement*
3.1	–
Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Form 8-K Current Report, SEC File No. 001-12075, dated November 20, 2007 and filed with the Commission on November 21, 2007).

3.2	–
Bylaws of the Registrant, amended and restated effective as of January 23, 2008 (incorporated by reference to Exhibit 3.1 to Form 8-K Current Report, SEC File No. 001-12075, dated January 23, 2008 and filed with the Commission on January 25, 2008).

3.3	–	Form of Certificate of Amendment of the Restated Certificate of Incorporation of Bolt Technology Corporation, as amended*
4.1	–	Form of Indenture
4.2	–	Specimen Common Stock Certificate
4.3	–	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock*
4.4	–	Form of Note*
4.5	–	Form of Warrant*
4.6	–	Form of Warrant Agreement*
4.7	–	Form of Unit Agreement*
5.1	–	Opinion of Levett Rockwood P.C.
23.1	–	Consent of McGladrey & Pullen, LLP, an independent registered public accounting firm
23.2	–	Consent of Levett Rockwood P.C. (contained in Opinion of Levett Rockwood P.C. filed as Exhibit 5.1).
24.1	–	Powers of Attorney (set forth on the Signature Page to this Registration Statement).
25.1	–	Statement of Eligibility of Trustee under the Indenture on Form T-1. To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.*
__________________________

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.